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                                    FORM OF
                    EMPLOYEE CONFIDENTIALITY, NONCOMPETITION
                             AND INVENTION AGREEMENT

     This EMPLOYEE CONFIDENTIALITY, NONCOMPETITION AND INVENTION AGREEMENT is made as of ____________, 1999, by and between ValueClick, Inc., a Delaware corporation ("the Company"), and the undersigned employee (the "Employee").

     As a result of his or her employment by the Company, the Employee has had or will have access to and has or will become acquainted with various trade secrets and other proprietary and confidential information and property of the Company, the disclosure or use of which for any purposes other than in the Company's business would unreasonably and unfairly impair the Company's ability to conduct its business profitably.

     THEREFORE, as a condition of and in consideration of the Company's employment or continuation of employment of the Employee, the Employee agrees with the Company as follows:

     1. CERTAIN DEFINITIONS. For purposes of this Agreement, the terms defined below have the meanings indicated.

          1.1 "AFFILIATE". "Affiliate" means and includes any of the Company's subsidiaries (whenever formed or acquired), and any corporation, limited liability company, partnership, joint venture, association or other entity in which the Company owns or comes to own more than twenty percent of the voting stock or other ownership interest or which owns or

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comes to own twenty percent or more of the Company's outstanding common stock, and any of the Company's clients, customers, licensees, licensors, franchisees and franchisors.

          1.2 "CONFIDENTIAL MATTER". "Confidential Matter" means and includes the following:

         Various financial and operating data and other proprietary and confidential information of the Company consisting of marketing data; equipment; documents; files; electronically recordable data or concepts; computer software and hardware; inventions; improvements; books; papers; compilations of information; records; specifications; names, addresses, names of agents and employees, buying habits and practices of existing and potential clients, customers and other Affiliates; names, marketing methods, practices and related information regarding the Company's existing and potential joint venture partners, licensees, licensors, vendors, suppliers and distributors; costs of materials; prices the Company obtains or has obtained or at which it sells, has sold or intends to sell its products or services; lists or other written records used in the Company's business; information regarding the Company's financial condition; compensation paid to the Company's consultants and employees and other terms of employment; and any of the foregoing that may have been or may be conceived, originated, discovered or developed by the Company or the Employee or any other employees or consultants of the Company while employed or engaged by the Company or on the basis of or using any Confidential Matter.

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All of the foregoing are owned and held in strict confidence by the Company or by Affiliates to which the Company has a duty of confidentiality. Nevertheless, "Confidential Matter" excludes any of the foregoing that has entered the public domain through no fault of the Employee, that an authorized executive officer of the Company has authorized for public dissemination, that was known to or possessed by the Employee prior to his or her employment by the Company and other than through disclosure or delivery by the Company, or that was learned or obtained by the Employee from sources having no duty of confidentiality to the Company that were or are unconnected with and unrelated to his or her employment by the Company.

     2.   NONDISCLOSURE, COMPETITION, SOLICITATION, PROPERTY.

          2.1 NONDISCLOSURE. The Employee acknowledges and agrees that, as an employee of the Company, he or she has had or will have access to and has or will become acquainted with Confidential Matter, all of which the Employee will regard and protect as trade secrets owned by the Company and all of which are used or contemplated to be used in the Company's business. The Employee represents, warrants and agrees that, except as required by the Company in the course of his or her employment with the Company, he or she will not at any time, whether during or after his or her employment by the Company, directly or indirectly, use or permit others to use, or disclose or communicate to any person or entity, any Confidential Matter, without the prior written consent of an executive officer of the Company in the particular case.

          2.2 COMPETITION, SOLICITATION. The Employee further acknowledges and agrees that, as an employee of the Company he or she has participated or will participate in important aspects of the Company's research, development, creative work, planning, operations

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and other activities, and that the conduct by him or her of any business or activity directly or indirectly competing with the Company's business necessarily would constitute trading on the Company's good will and reputation developed through the Company's expenditure of very substantial efforts and moneys, would involve the use by the Employee of Confidential Matter and would unreasonably and unfairly impair the Company's ability to conduct its business profitably.

                  The Employee therefore further acknowledges and agrees that he or she will not at any time during his or her employment with the Company directly or indirectly own an interest in, join, operate, control, participate in or be connected, as an officer, director, manager, employee, agent, independent contractor, consultant, member, partner, shareholder (except as a shareholder of a corporation in the management and affairs of which the Employee has no control and which is the issuer of shares that are actively traded in a national securities market) or principal, with any corporation, limited liability company, partnership, joint venture, proprietorship, association or other entity or person engaged in developing, producing, designing, providing, soliciting orders for, selling, distributing or marketing products or services that directly or indirectly compete with the Company's products, services or other business, in any markets in which the Company is now doing business, contemplates doing business or does business during his or her employment, or directly or indirectly take or permit any action in preparation to do any of the foregoing. As further protection for the Confidential Matter, the Employee agrees that he or she will not, directly or indirectly, and whether or not for compensation, divert or attempt to divert from the Company any business in which the Company is engaged or contemplates engaging or induce or attempt to induce any employee of the Company to leave the Company's employ.

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           2.3      PROPERTY. The Employee agrees that he or she will not
make or retain any originals, copies or reproductions of or excerpts from any of the Confidential Matter for his or her use or the use of others and, on request by the Company or on termination of the Employee's employment with the Company, the Employee will deliver to the Company all tangible property that is or embodies any of the Confidential Matter, whether prepared or developed by or with the assistance of the Employee or otherwise coming into his or her possession, control or knowledge.

          2.4 LEGAL DUTIES. The Employee acknowledges and agrees that his or her agreements herein are intended to implement certain of the Employee's duties under Federal and state laws, such as California Labor Code section 2860, which provides:

         "Everything which an employee acquires by virtue of his employment, except the compensation which is due to him from his employer, belongs to the employer, whether acquired lawfully or unlawfully, or during or after the expiration of the term of his employment."

This Agreement shall not be interpreted or construed as limiting the Employee's obligations or the Company's rights under any of such laws.

          2.5 NONDISCLOSURE TO THE COMPANY. The Employee further represents and warrants that the Employee has not disclosed and will not disclose to the Company or any Affiliate any trade secrets or other proprietary or confidential information that may not lawfully be so disclosed by the Employee, by virtue of the ownership of the same by another person or entity or otherwise.

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    3.    INVENTIONS, DESIGNS AND PATENTS.

          3.1 DISCLOSURE AND ASSIGNMENT OF INVENTIONS. The Employee agrees that he or she will promptly and fully disclose to the Company, and the Company agrees to keep confidential, all inventions, designs, creations, processes, technical or other developments, improvements, ideas and discoveries (collectively, "Inventions"), whether patentable or not, of which the Employee obtains knowledge or information during his or her employment with the Company and for a period of one year thereafter and which relate to the existing or contemplated products, services or business of or to any research or experimental, developmental or creative work carried on or contemplated by the Company, whether or not conceived, originated, made, developed or reduced to practice by the Employee alone or with others during regular working hours or at other times. All Inventions are and shall remain the exclusive property of the Company. The Employee agrees that he or she will assign, and hereby does assign, to the Company or its designee, all of the Employee's right, title and interest in and to all Inventions, whether patentable or not, conceived, originated, made, developed or reduced to practice by the Employee, alone or with others, while he or she is an employee with the Company.

          3.2 COOPERATION. The Employee agrees to assist the Company to obtain any and all patents, copyrights, trademarks and service marks relating to Inventions and to execute all documents and do all things necessary to obtain letters patent and copyright, trademark and service mark registrations therefor, to vest the Company or its designee with full and exclusive title thereto and to protect the same against infringement by others, all as and to the extent the Company may request and at the Company's expense, for no consideration to the Employee other than the Employee's salary or wages.

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          3.3       EXCEPTIONS. Sections 3.1 and 3.2 shall not, however,
apply to an Invention developed entirely on the Employee's own time without using the Company's or any Affiliate's equipment, supplies, facilities or trade secret information except for those Inventions that either (a) relate at the time of conception or reduction to practice of the Invention to the Company's business or demonstrably anticipated research or development of the Company, or (b) result from any work performed by the Employee for the Company. The Employee acknowledges and agrees that the preceding sentence constitutes the notification required by California Labor Code section 2872. The Employee has listed on the Attachment to this Agreement, which the Company agrees to keep confidential, all unpatented Inventions owned, conceived, originated, made, developed or reduced to practice by the Employee (whether or not prior to the Employee's employment with the Company) qualifying for the exception in the first sentence of this section 3.3.

     4. TRADE SECRETS OF THIRD PARTIES. The Employee acknowledges and understands that, in dealing with existing and potential Affiliates, suppliers, contracting parties and other third parties with which the Company has business relations or potential business relations, the Company frequently receives confidential and proprietary information and materials from such third parties subject to the Company's understanding that the Company will maintain the confidentiality thereof and will require its employees and consultants to do so. The Employee agrees to treat all such information and materials as Confidential Matter subject to this Agreement.

     5. INJUNCTIVE RELIEF. The Employee acknowledges and agrees that his or her failure to perform any of his or her covenants in this Agreement would cause irreparable injury to the

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Company and cause damages to the Company that would be difficult or impossible to ascertain or quantify. Accordingly, without limiting any remedies that may be available with respect to any breach of this Agreement, the Employee consents to the entry of an injunction to restrain any breach of this Agreement.

     6. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

     7. ATTORNEYS' FEES. If suit is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover as an element of costs of suit, and not as damages, reasonable attorneys' fees and expenses and all expert witnesses' fees and expenses incurred by the prevailing party. In such event, the "prevailing party" shall be the party that is entitled to recover costs of suit, whether or not the suit proceeds to final judgment, the party not entitled to recover costs shall not recover attorneys' or expert witnesses' fees or expenses and no sum for attorneys' and expert witnesses' fees and expenses shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover costs or attorneys' or expert witnesses' fees or expenses.

     8. HEADINGS. The section headings in this Agreement are for convenience of reference only and are not part of this Agreement.

     9. NOTICES. Any notice, consent or other communication to be given under or in connection with this Agreement shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile if receipt is acknowledged by the addressee, one day after being deposited for next-day delivery with a nationally recognized

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overnight delivery service or three days after being mailed by first class mail, charges or postage prepaid, properly addressed, if to the Company, at 6450 Via Real, Carpinteria, California 93013 (Facsimile number: (805) 566-0190), and, if to the Employee, at his or her address or facsimile number appearing on the records of the Company. Either the Company or the Employee may change its or his or her address for this purpose from time to time by notice to the other.

     10. SUCCESSORS. This Agreement shall inure to the benefit of and bind the Company and the Employee and their respective successors, assigns, heirs, legatees, devisees and personal representatives.

     11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Company and the Employee and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether written or oral, between them, with respect to the subject matter hereof.

     12. SURVIVAL. All agreements, representations, warranties and acknowledgments herein shall survive any termination of the Employee's employment with the Company for any reason.

     13. THE COMPANY'S RIGHT TO TERMINATE. Nothing herein shall be interpreted to impair or otherwise affect the right and power of the Company to terminate its employment of the Employee, which is at will.

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     14.  THE EMPLOYEE HEREBY WARRANTS AND ACKNOWLEDGES THAT HE OR SHE HAS
CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT.

COMPANY:                               EMPLOYEE:


VALUECLICK, INC.


By:
   -------------------------------     -------------------------------

Name:                                  Print Name:
     -----------------------------                --------------------

Title:
      ----------------------------


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                                   ATTACHMENT
                                       TO
                    EMPLOYEE CONFIDENTIALITY, NONCOMPETITION
                             AND INVENTION AGREEMENT


The undersigned Employee certifies that he or she owns the interest indicated below in the following inventions, designs, processes, technical or other developments, improvements, ideas and discoveries, as contemplated by section
3.3 of this Agreement:

                                       EMPLOYEE:

                                       -----------------------------------

                                       Print Name:
                                                  ------------------------

                                       Date:
                                            ------------------------------


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                        MUTUAL NONDISCLOSURE AGREEMENT

     Each undersigned party (which together with their subsidiaries and affiliated entities is referred to herein as the "Receiving Party") understands that the other party (which together with their subsidiaries and affiliated entities is referred to herein as the "Disclosing Party") has disclosed or may disclose information relating to the Disclosing Party's business (including, without limitation, its properties, employees, finances, businesses and operations), which to the extent previously, presently, or subsequently disclosed to the Receiving Party, as well as the Receiving Party's analyses, conclusions and evaluations thereof (whether in written or electronic form), is hereinafter referred to as "Proprietary Information" of the Disclosing Party.

     In consideration of the parties' discussions in connection with a proposed transaction between the parties (the "Transaction") and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

     1. All administrative, technical, financial, trade-secret, manufacturing, or other confidential information shall be deemed to be "Proprietary Information" for purposes of this Agreement. The fact that Proprietary Information does not carry a proprietary legend, or is transmitted verbally, shall not act as a waiver to deprive such information from protection under this Agreement.

     2. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information delivered in accordance with paragraph 1 above (the "Confidential Information") in strict confidence and to take all reasonable precautions to protect the Confidential Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials), (ii) not to divulge any such Confidential Information or any information derived therefrom to any third person (including, but not limited to, any affiliated person or entity), except to the Receiving Party's attorneys, accountants or professional advisors on a "need to know" basis, (iii) not to make any use whatsoever at any time of such Confidential Information except to evaluate internally, or to evaluate with the parties set forth in (ii) above, whether to enter into an agreement with the Disclosing Party relating to the Transaction, (iv) not to remove or export from the United States or re-export any such Confidential Information or any direct product thereof to Afghanistan, the Peoples' Republic of China or any Group Q, S, W, Y or Z country (as specified in Supplement No. 1 to
Section 770 of the U.S. Export Administration Regulations, or a successor thereto) or otherwise except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce, and (v) not to copy or reverse engineer any such Confidential Information. Any employee given access to any such Confidential Information by the Receiving Party must have a legitimate "need to know" and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (i), (ii), (iii) and (v) shall not apply with respect to any Confidential that the Receiving Party can document (a) is or, through no improper action or inaction by the Receiving Party or any affiliate, agent, consultant or employee, is made generally available to the public, or (b) was in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully

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disclosed to it by a third party, provided the Receiving Party complies with any restrictions imposed by such third party, or (d) was independently developed without use of any Confidential Information of the Disclosing Party. For purposes of the immediately preceding sentence, the terms "availability," "possession," "disclosure," "development" or "knowledge" of information combined, synthesized or used by the Disclosing Party in a particular manner are meant to incorporate the various pieces of information as they are combined, synthesized or used. Such terms are not meant to include the availability, possession, disclosure, development or knowledge of various pieces of information that are not so combined, synthesized or used. The Receiving Party may make disclosures required by law (including, without limitation, the disclosure requirements of the Federal securities laws of the United States) or court order, PROVIDED that the Receiving Party uses reasonable efforts to limit any such disclosure and to obtain confidential treatment or a protective order and has allowed the Disclosing Party to participate in attempting to limit such disclosure or to seek confidential treatment. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Proprietary Information disclosed.

     3. Immediately upon (i) the decision by either party not to enter into the Transaction contemplated hereby, or (ii) a request by the Disclosing Party at any time (which will be effective if actually received or three days after mailed first class postage prepaid to the Receiving Party's address set forth herein), the Receiving Party will turn over to the Disclosing Party all Confidential Information of the Disclosing Party and all documents or media containing any such Confidential Information and any and all copies or extracts thereof. In addition, the Receiving Party shall provide the Disclosing Party with written notice that it has returned all of the Disclosing Party's Confidential Information and all copies or extracts thereof. The Receiving Party understands that nothing herein (a) requires the disclosure of any Confidential Information of the Disclosing Party, which shall be disclosed if at all solely at the option of the Disclosing Party (in particular, but without limitation, any disclosure is subject to compliance with export control laws and regulations), or (b) requires the Disclosing Party to proceed with any proposed transaction or relationship in connection with which Confidential Information may be disclosed.

     4. Except to the extent required by law, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.

     5. Notwithstanding anything in this letter agreement to the contrary, the Disclosing Party hereby represents and warrants that such party may rightfully disclose or make available the Proprietary Information to the Receiving Party without the violation of any contractual, legal, fiduciary or other obligation to any person, and the Disclosing Party shall indemnify and hold harmless in full the Receiving Party against any and all damages, costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees) incurred by the Receiving Party in connection with the breach of such representation and warranty.

     6. Subject to the terms and conditions of a definitive agreement regarding the Transaction and without the prejudice thereto, each party hereto acknowledges that neither it nor any of its officers, directors, employees or agents makes any express or implied representation or

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warranty as to the completeness of the Proprietary Information. The Receiving
Party shall not be entitled to rely on the completeness of any Proprietary Information, but shall be entitled to rely solely on such representations and warranties regarding the completeness of the Proprietary Information as may be made to it in any definitive agreement relating to the Transaction, subject to the terms and conditions of such agreement.

     7. Each party is aware, and will advise its representatives and agents who are informed of the matters that are the subject to this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any persons who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

     8. This Agreement will apply only to disclosures made within six (6) months of the date of this Agreement. However, the obligations hereunder with respect to any disclosure made within that period will continue thereafter in accordance with the provisions of this Agreement.

     9. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Confidential Information as set forth herein. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

     10. This Agreement shall be governed by the law of the State of California without regard to the conflicts of law provisions thereof. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement between the parties with respect to the subject matter hereof. The prevailing party in any action to enforce this Agreement shall be entitled to costs and attorneys' fees. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver.

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     In witness whereof, the parties have executed this Agreement as of the day and year set forth below.

June 9, 1999


                                       ValueClick, Inc.


By:                                    By: /s/ James R. Zarley
   -------------------------------     Chairman/CEO
Name:
Title:
                                       Address: 6450 Via Real
Address:                                        P.O. Box 5008
                                                Carpinteria, CA 93014-5008